Exhibit 99.1

The Bancorp, Inc. Announces Completion of $200.0 Million Senior Note Offering

WILMINGTON, Delaware, August 18, 2025 – The Bancorp, Inc. (the “Company”) (NASDAQ: TBBK), today announced the completion of an underwritten offering and sale of its $200.0 million aggregate principal amount of 7.375% Senior Notes due 2030 (the “Notes”). The Notes were sold at par, resulting in net proceeds, after the underwriting discount, but before estimated transaction expenses, of approximately $197.0 million.

The Company intends to use the net proceeds of the offering (i) to redeem or repay at maturity all $100.0 million outstanding aggregate principal amount of its 4.75% Senior Notes due 2025, including to pay any applicable redemption premium, (ii) to fund its share repurchase program, and (iii) for general corporate purposes, which may include capital to support the growth of its wholly owned subsidiary, The Bancorp Bank, National Association.

The Notes were offered and sold pursuant to the Company’s registration statement on Form S-1 (Registration No. 333-289422) (the “Registration Statement”) filed with the U.S. Securities and Exchange Commission (the “SEC”) and declared effective on August 14, 2025, and a final prospectus thereto filed with the SEC on August 15, 2025. The Notes will mature on September 1, 2030, and interest is payable semi-annually in arrears on March 1 and September 1 of each year, commencing on March 1, 2026. The Notes are redeemable in whole or in part beginning on or after the 30th day prior to the maturity date, at 100% of the principal amount of the Notes, plus accrued and unpaid interest thereon to but excluding the date of redemption.

Piper Sandler & Co. and Raymond James & Associates, Inc. acted as book-running managers for the offering.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy the Notes, nor shall there be any sale of the Notes in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The offer and sale of the Notes was made only by means of a prospectus relating to the offering. This document is available at no charge by visiting the SEC’s website at http://www.sec.gov or by contacting Piper Sandler & Co. by email at fsg-dcm@psc.com.

About The Bancorp

The Bancorp, Inc. (NASDAQ: TBBK), through its subsidiary, The Bancorp Bank, N.A., provides non-bank financial companies with the people, processes, and technology to meet their unique banking needs. With over 20 years of experience, The Bancorp delivers partner-focused solutions paired with cutting-edge technology for companies that range from entrepreneurial startups to Fortune 500 companies. Through its Fintech Solutions, Institutional Banking, Commercial Lending, and Real Estate Bridge Lending businesses, The Bancorp is the third-largest bank by asset size in South Dakota, earning recognition as the #1 issuer of prepaid cards in the U.S., a nationwide provider of bridge financing for real estate capital improvement plans, an SBA National Preferred Lender, a leading provider of securities-backed lines of credit, and one of the few bank-owned commercial vehicle leasing groups in the country. With a company-wide commitment to excellence, The Bancorp is recognized as the top-ranked publicly traded bank with assets between $5B-$50B by Bank Director Magazine, a Readers’ Choice Top 50 Employer by Equal Opportunity Magazine and was selected to be included in the S&P Small Cap 600. For more about The Bancorp, visit https://thebancorp.com/.

Forward-Looking Statements

Statements in this press release regarding The Bancorp’s business that are not historical facts, are “forward-looking statements.” These statements may be identified by the use of forward-looking terminology, including, but not limited to the words “intend,” “may,” “believe,” “will,” “expect,” “look,” “anticipate,” “plan,” “estimate,” “continue,” or similar words. Forward-looking statements are based on management's current expectations and assumptions about future events that involve inherent risks and uncertainties. While The Bancorp considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory, and other risks and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control. Factors that could cause results to differ from those expressed in the forward-looking statements include, but are not limited to, the risks and uncertainties referenced or described in The Bancorp’s filings with the Securities and Exchange Commission. The forward-looking statements speak only as of the date of this press release. The Bancorp does not undertake any duty to publicly revise or update forward-looking statements in this press release to reflect events or circumstances that arise after the date of this press release, except as may be required under applicable law.

Contacts

Investor Relations

Andres Viroslav, Director of Investor Relations

The Bancorp

(215) 861-7990

aviroslav@thebancorp.com

Media Relations

Rachel Brick

Director of Strategic Communications

(302) 385-5410

rbrick@thebancorp.com

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